UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2014

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 23, 2014, Visteon Corporation (the “Company”) drew the $600 million secured term loan under its Credit Agreement, dated as of April 9, 2014 (the “Credit Agreement’), among the Company, as borrower, each lender from time to time party thereto, each L/C Issuer (as defined in the Credit Agreement) from time to time party thereto, and Citibank, N.A. as administrative agent. This borrowing bears interest at a rate per annum of 275 basis points over LIBOR subject to a 75 basis point LIBOR floor which was in effect at date of borrowing. The Company is required to repay quarterly 0.25% of the term loan drawn, with the balance due April 9, 2021.

The material terms of the Credit Agreement are described in the Company’s Current Reports on Form 8-K dated April 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 24, 2014	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel